                                                                     EXHIBIT 1.2

                                                                           WSP&R
                                                                           DRAFT
                                                                        11/17/97


                           ELECTRIC LIGHTWAVE, INC.

                             Class A Common Stock

                     INTERNATIONAL UNDERWRITING AGREEMENT


                                                              New York, New York
                                                               November __, 1997


To the Lead Managers named in Schedule
I of each of the several International Managers named in Schedule II hereto


Dear Sirs:

        Electric Lightwave, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell severally and not jointly to the International Managers named in Schedule II hereto (the "International Managers") for whom you are acting as representatives (the "Lead Managers") (i) that number of shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") specified in Schedule I hereto and (ii) an option described in Section 2 hereof to purchase all or any part of the number of additional shares of Common Stock to cover overallotments as is specified in Schedule I hereto. The shares of Common Stock to be purchased initially by the International Managers (the "Initial Shares"), together with all or any part of the shares of Common Stock subject to the option described in
Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Shares".

        It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of 9,120,000 shares of Common Stock (including the over-allotment option thereunder) through arrangements with certain underwriters inside the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. are acting as representatives (the "Representatives"). The International Managers and the U.S. Underwriters simultaneously are entering into an intersyndicate agreement (the "Intersyndicate Agreement') which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Except as used in Sections 2, 3, 9 and 11 herein, and except as the context may otherwise require, references herein to the Shares shall include all the shares of the
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Common Stock which may be sold pursuant to either this Agreement or the
International Underwriting Agreement.

        1.  Representations and Warranties by the Company. The Company
            ---------------------------------------------
represents and warrants to each International Manager that:

            (a) A registration statement on Form S-1 with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the Lead Managers of the International Managers. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such registration statement; "Preliminary Prospectus" means each prospectus included in any such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the Rules and Regulations; "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations; and "Registration Statement" means the registration statement referred to in this Section 1(a), as amended at its Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 7(a) hereof and deemed to be a part of the Registration Statement as of the Effective Time of the Registration Statement pursuant to paragraph (b) of Rule 430A of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (b) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate

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        power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company; and the Company has no subsidiaries.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company, and there have not been any transactions entered into by the Company which is material to the Company, other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement or Prospectus.

            (e) Neither the issuance or sale of the Initial Shares nor the Option Shares, nor the performance of the terms and provisions thereof and of this Agreement and the International Underwriting Agreement, will conflict with, result in a breach of or constitute a default under the terms of the Certificate of Incorporation or By-Laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or any order or regulation applicable to the Company of any Court, regulatory body, administrative agency or governmental body having jurisdiction over the Company and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

            (g) The Shares conform to the description thereof contained in the Prospectus and are duly and validly authorized, and, when delivered to the International Managers as provided herein and the U.S. Underwriters as provided in the U.S. Underwriting Agreement against payment of the consideration therefor, will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and listed on The Nasdaq National Market. The issuance of such Shares will not be subject to any preemptive or similar rights.

            (h) This Agreement has been duly authorized, executed and delivered by the Company.

            (i) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the

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        Prospectus, including any sales pursuant to Rule 144A under, or
        Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans, other employee compensation plans, restricted stock grants or pursuant to outstanding options, rights or warrants.

            (j) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 6(a)(vi) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (k) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, if determined adversely to the Company might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (l) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        2.  Purchase and Sale of the Shares. Subject to the terms and conditions
            -------------------------------
and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and each other International Manager, severally and not jointly, and you and each other International Manager agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Initial Shares set forth opposite such International Manager's name in Schedule II hereto plus any additional number of Option Shares which such International Manager may become obligated to purchase pursuant to the provisions of Section 9 hereof.

        In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to the number of additional shares of Common Stock set forth on Schedule I hereto at the price set forth on Schedule I hereto. The option hereby granted will expire 30 days after the date of this Underwriting Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Lead Managers to the Company setting forth the number of Option Shares as to which the International Managers are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Lead Managers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Lead Managers and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be sold by the Company and shall be purchased by the International Managers,

                                       4
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severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule II.

        3.  Delivery, Payment and Offering. Delivery of and payment for the
            ------------------------------
Initial Shares shall be made at the place, date and time specified in Schedule I hereto (or such other place, date and time not later than ten full business days thereafter as the Lead Managers and the Company shall designate), which date and time may be postponed by agreement between the Lead Managers and the Company or as provided in Section 9 hereof (such date and time being herein called the "Closing" or "Closing Date"). Delivery of the Initial Shares shall be made to the Lead Managers for the respective accounts of the several International Managers against payment by the several International Managers through the Lead Managers of the purchase price thereof to or upon the order of the Company payable in federal (same day) funds. The Initial Shares shall be in definitive form and shall be registered in such names and in such authorized denominations as the Lead Managers may request not less than three full business days in advance of the Closing Date. The Company agrees to have the Initial Shares available for inspection, checking and packaging by the Lead Managers in New York, New York, not later than 10:00 A.M., New York City time, on the last business day prior to the Closing Date.

        In addition, in the event that any or all of the Option Shares are purchased by the International Managers, delivery of and payment for the Option Shares shall be made on the Date of Delivery at the offices designated on
Schedule I at 10:00 A.M. New York City time (or such other time and place as the Lead Managers and the Company shall designate), which date and time may be postponed by agreement between the Lead Managers and the Company or as provided in Section 9 hereof and which date may also be the Closing Date. Delivery of the Option Shares shall be made to the Lead Managers for the respective accounts of the several International Managers against payment by or on behalf of the International Managers through the Lead Managers of the purchase price thereof to or upon the order of the Company payable in federal (same day) funds. The Option Shares shall be in definitive form and shall be registered in such names and in such authorized denominations as the Lead Managers may request not less than three full business days in advance of the Date of Delivery.

        The Company agrees to have the Option Shares available for inspection, checking and packaging by the Lead Managers in New York, New York, not later than 10:00 a.m., New York City time, on the last business day prior to the Date of Delivery .

        It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase.

        Subject to the terms and conditions of this Agreement, the International Managers agree to make a bona fide public offering of the Shares as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

        4.  Agreements of the Company.  The Company agrees with the several
            -------------------------
International Managers that:

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            (a) With your consent, the Company will file the Prospectus pursuant to Rule 424 under the Act and will notify the Lead Managers promptly of such filing. During the period for which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will promptly advise the Lead Managers (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment or supplement to the Registration Statement or the Prospectus (other than a prospectus or prospectus supplement relating to an offering of debt or additional equity securities which offering is permitted by Section 4(f) hereof) unless the Company has furnished to the Lead Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object.

            (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

            (c) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of those states specified in a writing heretofore delivered by you and countersigned by the Company and such other jurisdictions as the Lead Managers may designate in which there is a change of law or regulation after the date hereof affecting the status of the Shares as exempt Shares under such laws and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (d) The Company will furnish to the Lead Managers a signed copy of the Registration Statement as originally filed and of each amendment thereto, all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Lead Managers conformed copies of the Registration

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        Statement as originally filed and of each amendment thereto, the
        Preliminary Prospectus, the Prospectus and, so long as delivery of a prospectus by an International Manager or dealer may be required by the Securities Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Lead Managers may reasonably request.

            (e) For a period of five calendar years from the date of this Agreement, the Company will furnish (or cause to be furnished) to each of the Lead Managers, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or with The Nasdaq National Market.

            (f) During the period beginning from the date of the Prospectus and continuing to and including the 180th day thereafter, the Company and Citizens Utilities Company ("Citizens") each will not, directly or indirectly, offer, sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any such shares of Common Stock (except for stock dividends paid in the normal course, stock splits or stock splits carried out in the form of stock dividends, shares issued under employee or director stock option or other benefit plans, shares issued as consideration in connection with acquisitions which have been disclosed to you and securities under prior contractual commitments, if any, which have been disclosed to you), without the prior written consent of the Lehman Brothers International (Europe), which consent shall not be unreasonably withheld.

            (g) The Company will make generally available to its security holders and to the Lead Managers, as soon as practicable, but not later than sixteen months after the "effective date" of the Registration Statement (as such term is defined in Rule 158(c) under the Securities
        Act), a consolidated earning statement (which need not be audited) of the Company, covering a period of twelve-months beginning after such effective date which will satisfy the provisions of Section 11(a) of the Securities Act.

        5.  Expenses.  The Company will pay or cause to be paid the following:
            --------

            (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof and of any Preliminary Prospectus to the International Managers and dealers, all fees, if any, payable to the National Association of Securities Dealers, Inc. or The Nasdaq National Market;

            (ii) the cost of printing this Agreement, the U.S. Underwriting Agreement and the Blue Sky Survey;

            (iii) all expenses including fees and disbursements of counsel (up to a maximum of $7,500) in connection with the qualification of the Shares under the securities or Blue

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        Sky laws of such Jurisdictions as the Lead Managers and the Lead
        Managers shall reasonably request and the preparation of a Blue Sky Survey;

            (iv)  the cost of preparing certificates for the Shares; and

            (v) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as provided in Section 5 and
        Section 11 hereof, the International Managers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Initial Shares by them, and any advertising expenses connected with any offers they may make. The Company shall not in any event be liable to any of the several International Managers for damages on account of loss of anticipated profits.

        6.  (a)  Conditions to the Obligations of the International Managers.
                 -----------------------------------------------------------
The obligations of the International Managers to purchase the Initial Shares shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein (except insofar as such representations and warranties have already been qualified as to materiality therein) as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

            (ii) No order of any governmental or regulatory body shall be necessary for the issuance and sale of the Initial Shares on the terms set forth or contemplated in this Agreement and the U.S. Underwriting Agreement;

            (iii) At the Closing Date, the Company shall have received all authorizations from any state regulatory commission (other than pursuant to any state "Blue Sky" laws), necessary for the issuance and sale of the Initial Shares and related transactions on the terms set forth or contemplated in this Agreement and the U.S. Underwriting Agreement and containing no provision unacceptable to the Lead Managers, which such authorizations shall be in full force and effect and no order or additional order of any such Commission shall be necessary for such issuance and sale which has not been obtained;

            (iv) The Shares shall have been approved for listing on The Nasdaq National Market;

            (v) At the Closing Date, the Lead Managers shall have been furnished with the following opinions, addressed to the International Managers (with conformed copies thereof for each of the other International Managers), in form and substance satisfactory

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        to the Lead Managers, dated the Closing Date or a date not more than three days prior thereto:

              (A) Opinion of Winthrop, Stimson, Putnam & Roberts, New York, New
            York, counsel to the Company;

              (B) Opinions of local counsel to the Company in the states of
            Washington, Oregon, California, Utah, Nevada and Arizona; and

              (C) Opinion of Simpson Thacher & Bartlett, New York, New York,
            counsel to the International Managers with respect to the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

            (vi) On each of the date hereof and the Closing Date, the Lead Managers shall have been furnished a letter dated the date hereof and the Closing Date, as the case may be, in form and substance satisfactory to the Lead Managers, from KPMG Peat Marwick, the Company's independent public accountants, containing statements and information heretofore agreed upon with respect to the financial statements and certain financial information contained in the Prospectus;

            (vii) At the Closing Date, the Lead Managers shall have received a certificate, dated the Closing Date, signed by an officer of the Company, to the effect that, (A) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company and (B) since such dates, there has not been any transaction entered into by the Company other than transactions referred to in, or contemplated by, the Registration Statement and Prospectus and transactions which are not material to the Company; and

            (viii) At the Closing Date, the Lead Managers shall have received a certificate, dated the Closing Date signed by an officer of the Company, to the effect that, since the respective dates as of which information is given in the Registration Statement and Prospectus, the Company shall not have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company. At the Closing the Lead Managers shall have been furnished with certificates satisfactory to the Lead Managers as to the accuracy of its representations and warranties herein at and as of the Closing and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing, and the Company also shall have furnished to you a certificate satisfactory to you as to the matters set forth in subsections (i) and (ii) of this Section 6.

            (ix) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date with respect to the Initial Shares.

              (b) Option Share Closing. In the event the International Managers
                  --------------------
exercise their option granted in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Lead Managers shall have received:

            (i) A certificate of the Chairman or the President or any Vice President and of the Treasurer or Assistant Treasurer of the Company, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(viii) hereof remains true as of such Date of Delivery.

            (ii) A certificate of an officer of the Company, dated such Date of Delivery confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(vii) hereof remains true as of such Date of Delivery.

            (iii) The opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Company, dated such Date of Delivery relating to the Option Shares and otherwise to the same effect as the opinion required by
        Section 6(a)(v)(A) hereof.

            (iv) The opinion of Simpson Thacher & Bartlett, counsel for the International Managers, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(a)(v)(C) hereof.

            (v) A letter from KPMG Peat Marwick, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Lead Managers pursuant to Section 6(a)(vi) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(b) shall be a date not more than six days prior to such Date of Delivery.

            (vi) Prior to the Date of Delivery the Company shall have furnished to the Lead Managers such further information, certificates and documents confirming as of such date the Company's representations and warranties contained herein as they may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the International Managers hereunder may be canceled at, or at any time prior to, the Closing Date by the Lead Managers. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

        7. Conditions of Company's Obligations. The obligations of the Company
           -----------------------------------
to sell and deliver the Shares are subject to the following conditions:

           (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

           (b) The conditions referred to in subsections (ii) and (iii) of
        Section 6(a) shall have been met and no order or authorization referred to therein shall contain any provision unacceptable to the Company.

        If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder, except as stated in Section 11, may be canceled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Lead Managers in writing or by telephone or telegraph confirmed in writing.

        8.  Indemnification.
            ---------------

            (a) The Company and Citizens jointly and severally agree to indemnify and hold harmless each International Manager, its officers and employees and each person who controls any International Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Initial Shares as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any act or failure to act, or any alleged act or failure to act, by any International Manager in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any losses, claims, damages or liabilities arising out of or based upon matters covered by clause (i) (provided that the Company and Citizens shall not be liable in the case of any matter covered by this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from any such act or failure to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful conduct), and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Citizens will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or Citizens as herein stated by or on behalf of any International Manager through the Lead Managers specifically for use in connection with the preparation thereof and provided further that such indemnity with respect to a Preliminary Prospectus included in the registration statement or any amendment thereto shall not inure to the benefit of any International Manager (or any officer, employee or person controlling such International Manager) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person was not sent or given by or on behalf of such International Manager a copy of the Prospectus as amended or supplemented at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company or Citizens may otherwise have.

            (b) Each International Manager severally and not jointly agrees to indemnify and hold harmless each of the Company and Citizens, each of their directors, each of the Company's officers and employees and each person, if any, who controls the Company and Citizens within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Citizens to the International Managers but only in relation to written information furnished to the Company or Citizens by or on behalf of such International Manager through the Lead Managers specifically for use in the preparation of the Prospectus, and agrees to reimburse each such indemnified party for any legal or other expenses, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any International Manager may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
        Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party, or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Lead Managers in the case of subsection (a), representing the indemnified parties under subsection
        (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such claims (i) or (iii). It is understood that all such fees and expenses shall be reimbursed as they are incurred.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraphs
        (a) and (b) is due in accordance with its terms but is for any reason unavailable from the Company, Citizens or the International Managers or insufficient to hold the International Managers, the Company, Citizens or any party covered by the foregoing indemnification harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company, Citizens and the International Managers shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company, Citizens and one or more of the International Managers may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company and Citizens on the one hand and the International Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Citizens on the one hand or the International Managers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company and Citizens on the one hand and the International Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Managers with respect to the offering of the Shares, in each case as set forth in the table on the cover page of the Prospectus. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be
        entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, Citizens and the International Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The International Managers' obligations under this subsection (d) are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this Section 8, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages of the kind described in Section 8(a) which such International Manager has otherwise paid in respect of such losses, liabilities, claims and damages. For purposes of this subsection
        (d), each person, if any, who controls a International Manager within the meaning of either the Securities Act or the Exchange Act, and each officer, director and employee of a International Manager shall have the same rights to contribution as such International Manager, and each person, if any, who controls the Company or Citizens within the meaning of either the Securities Act or the Exchange Act, each officer, director and employee of the Company and Citizens shall have the same rights to contribution as the Company and Citizens, subject to the fourth sentence of this subsection (d).

            (e) The International Managers severally confirm that (i) the statements with respect to the public offering of the Shares set forth on the cover page of the Prospectus, (ii) the last paragraph on page 2 of the Prospectus, concerning stabilization by the International Managers, (iii) the statements with respect to the public offering of the Shares in the fifth paragraph under the caption "Underwriting" in the Prospectus, (iv) the statements with respect to the Agreement Among International Managers and International Managers contained in the 7th and 8th paragraphs under the caption "Underwriting" in the Prospectus,
        (v) the statements concerning certain representations made by the International Managers under the laws of the United Kingdom contained in the 9th paragraph under the caption "Underwriting" in the Prospectus,
        (vi) the statements with respect to confirmation of sales in the 11th paragraph under the caption "Underwriting" in the Prospectus, and (vii) the statements with respect to transactions that stabilize the price of the Shares in the 15th, 16th, 17th, 18th and 19th paragraphs under the caption "Underwriting" in the Prospectus, are correct and constitute the only information furnished in writing to the Company and Citizens by or on behalf of the International Managers specifically for in the inclusion in the Registration Statement and the Prospectus.

        9. Default by a International Manager. If any one or more of the
           ----------------------------------
International Managers shall fail to purchase and pay for all of the Shares agreed to be purchased by such International Manager or International Managers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Managers shall be obligated severally to take up and pay for (in respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining International Managers) the Shares which the defaulting International Manager or International Managers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting International Manager or International Managers agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining International Managers shall have the right to purchase all, but shall not be under any obligation to purchase any of, the Shares, and if such nondefaulting International Managers do not purchase all of the Shares, this Agreement will terminate without liability on the part of any nondefaulting International Manager or the Company. In the event of a default by any International Manager, as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the Lead Managers shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting International Manager of its liability, if any, to the Company or any nondefaulting International Manager for damages occasioned by its default hereunder.

        In the event of a default by a International Manager as set forth in this section, either the Lead Managers or the Company shall have the right to postpone the Closing Date or the Date of Delivery for a period not exceeding 7 days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

        10. Representations and Indemnities to Survive Delivery. The respective
            ---------------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or Citizens or their officers and of the several International Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Manager or the Company or Citizens or any of their respective officers, directors or employees or any controlling person within the meaning of the Securities Act, and will survive delivery of and payment for the Shares.

        11.  Termination.  This Agreement shall be subject to termination by the
             -----------
International Managers by notice given by the Lead Managers, to the Company prior to the Closing Date or Date of Delivery that the Lead Managers elect to terminate this Agreement on the grounds (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or (iii) there shall have occurred any new outbreak or material escalation of major hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Lead Managers, impracticable to sell the Shares or enforce contracts for the sale of the Shares.

        If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any International Manager except as provided in Sections 5, 8 and 10 hereof; but if for any other reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the International Managers, through you for all out-of-pocket expenses approved in writing by you (up to a maximum of $ ), including fees and disbursements of counsel, reasonably incurred by the International Managers in making preparation for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any International Manager except as provided in Sections 5, 8 and 10 hereof.

        12. Representation of the International Managers. The Lead Managers
            --------------------------------------------
represent and warrant to the Company that they are authorized to act as the representatives of the International Managers in connection with this financing and that the Lead Managers' execution and delivery of this Agreement and any action under this Agreement taken by such Lead Managers will be binding upon all International Managers.

        13. Notices. All communications hereunder shall be in writing and, if
            -------
sent to the Lead Managers, shall be mailed, delivered or telegraphed and confirmed to them at their address set forth for that purpose in Schedule I hereto or, if sent to the Company or Citizens, will be mailed, delivered or telegraphed and confirmed to them at 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662, attention of Robert J. DeSantis, Vice President and Treasurer.

        14. Parties in Interest. This Agreement shall be binding upon, and inure
            -------------------
solely to the benefit of, the International Managers, the Company and Citizens and, to the extent provided in Section 9 and Section 10 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right or by virtue of this Agreement. No purchase of any of the Shares from any International Manager shall be deemed a successor or assign by reason merely of such purchase.

        15. Applicable Law.  This Agreement will be governed by and construed in
            --------------
accordance with the laws of the State of New York.

        16. Counterparts. This Agreement may be executed in counterparts, all of
            ------------
which, taken together, shall constitute a single agreement among the parties to such counterparts.

        17. Interpretation When No Lead Managers.  In the event no International
            ------------------------------------
Managers are named in Schedule II hereto, the term "International Managers" shall be deemed for all purposes of this Agreement to be the International Manager or International Managers named as such in Schedule I hereto, the number of the Shares to be purchased by any such International Manager shall refer to that set opposite its name in Schedule I hereto and all references to the "Lead Managers" shall be deemed to refer to the International Manager or International Managers named in Schedule I.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Citizens and the several International Managers.

                                        Very truly yours,

                                        ELECTRIC LIGHTWAVE, INC.


                                        By
                                          -----------------------------------
                                          Name:  Robert J. DeSantis
                                          Title: Vice President and Treasurer


                                        CITIZENS UTILITIES COMPANY


                                        By
                                          -----------------------------------
                                          Name:  Robert J. DeSantis
                                          Title: Vice President and Treasurer


The foregoing Agreements hereby
confirmed and accepted as of the
date first above written.

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MORGAN GRENFELL & CO. LIMITED

By Lehman Brothers International (Europe)


By:
   -----------------------------------
 Name:
 Title:



For themselves and as Lead Managers
of the several an International Managers named in
Schedule II to the foregoing Agreement.

                           ELECTRIC LIGHTWAVE, INC.

                                  SCHEDULE I

International Underwriting Agreement dated ____________, 1997

Registration Statement No. 333-35227

Lead Managers and Address:

Lehman Brothers International (Europe)
3 World Financial Center
New York, New York 10285

Merrill Lynch International
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Morgan Stanley & Co. International Limited
1585 Broadway
New York, New York 10036

Morgan Grenfell & Co. Limited
31 West 52nd Street
New York, New York 10019

Security:

        Designation:  Class A Common Stock

        Number of Initial Shares to be purchased by International Managers:
        ___________.

        Number of Option Shares to be purchased by International Managers:
        ___________.

        Initial Public Offering Price: $________

        Purchase Price: $_________ per share being an amount equal to the initial public offering price set forth above less $ _____ per share.

Closing Date, Time and Location: ___________________, 1997, at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004.

                                  SCHEDULE II

                                        Number of Shares
Names of International Managers         to be Purchased
-------------------------------         ---------------
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Limited
Morgan Grenfell & Co. Limited



Total  . . . . . . . . . . . . . . . . . .  __________________